UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 4, 2002
Date of Report (Date of earliest event reported)

EXABYTE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18033	84-0988566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1685 38th Street
Boulder, Colorado 80301
(Address of principal executive offices)

(303) 442-4333
Registrant's telephone number, including area code

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

Nasdaq National Market Delisting

On June 4, 2002, Exabyte Corporation ("Exabyte") received a Nasdaq Staff Determination indicating that Exabyte fails to comply with the minimum bid price requirement of $1.00 for continued listing set forth in Nasdaq's Marketplace Rule 4450(a)(5). As a result, Exabyte's common stock is subject to delisting from the Nasdaq National Market. Exabyte has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. Any delisting action is delayed until such time that the Panel makes determination. There can be no assurance that the Panel will grant Exabyte's request for continued listing.

Previously, on March 5, 2002, Exabyte received a notification from the Nasdaq National Market System that it failed to maintain a minimum bid price of $1.00 over the last 30 consecutive trading days as required under Nasdaq's continued listing requirements. The notice informed Exabyte that if its common stock did not maintain a bid price of at least $1.00 over a period of 10 consecutive trading days on or before June 3, 2002, it would be subject to delisting.

Additional information related to the Nasdaq Staff Determination is provided in a press release attached as an exhibit.

Item 7. Financial Statements and Exhibits

The following exhibits are filed herewith:

99.1     Press Release dated June 7, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

EXABYTE CORPORATION
(Registrant)
Date	June 7, 2002	By	/s/ Stephen F. Smith
Stephen F. Smith
Vice President, General Counsel & Secretary

EXHIBIT INDEX

99.1     Press Release dated June 7, 2002